EXHIBIT 99.1

PERRIGO TO PROVIDE SELF-CARE TRANSFORMATION UPDATE AT J.P. MORGAN HEALTHCARE CONFERENCE; ANNOUNCES ROBUST PRELIMINARY UNAUDITED FOURTH QUARTER 2019 NET SALES

Dublin, Ireland - January 14, 2020 - Perrigo Company plc (NYSE; TASE: PRGO) Chief Executive Officer and President Murray S. Kessler will highlight the progress of the Company’s transformation into a consumer self-care company and discuss certain financial metrics for recently completed periods later today at the 38th Annual J.P. Morgan Healthcare Conference.

The presentation will cover the major initiatives completed in year one of the transformation including efforts to reconfigure the company’s product portfolio, deliver on its base plans, create repeatable platforms for growth, drive organizational effectiveness and capabilities, increase productivity, allocate capital and deliver consistent and sustainable results in-line with consumer-packaged goods peers.

Kessler commented, “We are pleased to see the business responding to our transformation efforts. While we have only completed the first year of our 2 to 3-year transformation journey, the revenue growth we have seen in the second half indicates that we are on the right track. The third quarter was strong. The fourth quarter was outstanding. All business segments delivered stellar fourth quarter net sales results with strong organic growth. The Consumer Self-Care Americas segment achieved reported net sales growth of more than 15% in the quarter versus prior year, with adjusted organic net sales(1) higher by 11%, led by strong performances in both the OTC and infant nutrition businesses. Fourth quarter reported net sales in the Consumer Self-Care International segment increased 8%, with 4% adjusted organic net sales growth. Rx had a nice quarter as well, growing fourth quarter reported net sales by 3% versus last year. Second half results support our belief that the company will exceed its long-term revenue target of 3% growth in the coming year.”

Preliminary Unaudited Fiscal Year 2019 Net Sales Results

Benefiting from a strong fourth quarter, consolidated reported net sales for fiscal 2019 were $4.8 billion for the full year, an increase of 2% compared to the prior year. Excluding the impact of currency, adjusted net sales(2) increased 6%. Adjusted organic net sales were up 3%.

Worldwide Consumer reported net sales were approximately $3.9 billion, an increase of 2% compared to the prior year. Excluding the impact of currency, adjusted net sales increased 6%. Adjusted organic net sales were up 2%.

Consumer Self-Care Americas segment reported net sales were approximately $2.5 billion, an increase of approximately 3% compared to the prior year. Excluding the impact of currency, adjusted net sales increased 7%. Adjusted organic net sales were up more than 2%.

Consumer Self-Care International segment reported net sales were approximately $1.4 billion, a decrease of 1% compared to the prior year. Excluding the impact of currency, adjusted net sales increased 5%. Adjusted organic net sales were up 2%.

Rx segment reported net sales were approximately $970 million for the full year, an increase of 5% compared to the prior year.

The Company currently intends to release its fourth quarter and full year 2019 financial results in the fourth week of February 2020.

Mr. Kessler’s presentation is scheduled for today at 4:30 PM EST. Interested parties can access the presentation webcast at http://perrigo.investorroom.com/events-webcasts.

See attached Appendix for reconciliation of adjusted (non-GAAP) to reported (GAAP) financial measures.

(1) Adjusted organic net sales growth excludes the 2019 acquisition of Ranir, the exited animal health and infant foods businesses in both periods, the voluntary global market withdrawal of ranitidine in the third quarter 2019, and the impact of currency.

(2) Adjusted net sales growth excludes the exited animal health and infant foods businesses in both periods, the voluntary global market withdrawal of ranitidine in the third quarter 2019, and the impact of currency.

About Perrigo Company plc

Perrigo Company plc (NYSE; TASE: PRGO) is dedicated to making lives better by bringing "Quality, Affordable Self-care Products™" that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at http://www.perrigo.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information, securities matters, drug pricing and uncertain tax positions, including the NoA and the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives.  An adverse result with respect to the Company’s appeal of any material outstanding tax assessments or litigation including securities matters or drug pricing could ultimately require the use of corporate assets to pay such assessments, damages resulting from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes.  Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether  the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. Furthermore, the Company may incur additional tax liabilities in respect of 2016 and prior years or be found to have breached certain provisions of Irish company law in connection with the Company’s restatement of previously-filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2018, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for guidance for adjusted diluted earnings per share to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com

Lyndsey Chmiel, Senior Manager, Global Investor Relations & Corporate Communications, (269) 673-9324, E-mail: lyndsey.chmiel@perrigo.com

PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY - NET SALES
(in millions)
(unaudited)

	Three Months Ended
	December 31, 2019	December 31, 2018	Total Change*	FX Change*	Constant Currency Change*
CSCA net sales	$710.5	$616.9	15%
Less: animal health	—	(15.3)
Less: infant foods	—	(7.0)
CSCA net sales as so adjusted	$710.5	$594.6
Less: Ranir	(52.2)	—
Organic CSCA net sales as so adjusted	$658.3	$594.6	11%	—%	11%

CSCI net sales	$356.4	$329.4	8%
Less: Ranir	(22.2)	—
Organic CSCI net sales as so adjusted	$334.2	$329.4	1%	3%	4%

RX net sales	$255.9	$248.8	3%	(1)%	2%

*May not foot due to rounding.

PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY - NET SALES
(in millions)
(unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018	Total Change*	FX Change*	Constant Currency Change*
Worldwide Consumer net sales
CSCA	$2,487.7	$2,411.6
CSCI	1,382.2	1,399.3
Worldwide Consumer net sales	$3,869.9	$3,810.9	2%
Plus: Ranitidine market withdrawal**	9.2	—
Less: animal health	(43.7)	(93.9)
Less: infant foods	(6.1)	(34.1)
Worldwide Consumer net sales as so adjusted	$3,829.3	$3,682.9	4%	2%	6%
Less: Ranir	(151.4)	—
Organic Worldwide Consumer net sales as so adjusted	$3,677.9	$3,682.9	—%	2%	2%

*May not foot due to rounding.
**Ranitidine market withdrawal includes reversal of recorded returns.

PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY - NET SALES
(in millions)
(unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018	Total Change*	FX Change*	Constant Currency Change*
Consolidated net sales	$4,837.4	$4,731.7	2%
Plus: Ranitidine market withdrawal**	9.2	—
Less: animal health	(43.7)	(93.9)
Less: infant foods	(6.1)	(34.1)
Consolidated net sales as so adjusted	$4,796.8	$4,603.7	4%	2%	6%
Less: Ranir	(151.4)	—
Organic Consolidated net sales as so adjusted	$4,645.4	$4,603.7	1%	2%	3%

CSCA net sales	$2,487.7	$2,411.6	3%
Plus: Ranitidine market withdrawal**	7.4	—
Less: animal health	(43.7)	(93.9)
Less: infant foods	(6.1)	(34.1)
CSCA net sales as so adjusted	$2,445.3	$2,283.6	7%	—%	7%
Less: Ranir	(106.4)	—
Organic CSCA net sales as so adjusted	$2,338.9	$2,283.6	2%	—%	2%

CSCI net sales	$1,382.2	$1,399.3	(1)%
Plus: Ranitidine market withdrawal**	1.8	—
CSCI net sales as so adjusted	$1,384.0	$1,399.3	(1)%	6%	5%
Less: Ranir	(45.0)	—
Organic CSCI net sales as so adjusted	$1,339.0	$1,399.3	(4)%	6%	2%

RX net sales	$967.5	$920.8	5%	—%	5%

*May not foot due to rounding.
**Ranitidine market withdrawal includes reversal of recorded returns.